As filed with the Securities and Exchange Commission on June 5, 2006.
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                               GIVEN IMAGING LTD.
             (Exact name of Registrant as specified in its charter)

                                   ----------

               ISRAEL                                     NOT APPLICABLE
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

           2 Ha'carmel Street
             Yoqneam 20692
                 Israel                                    Not Applicable
  (Address of Principal Executive Offices)                   (Zip Code)

                  GIVEN IMAGING LTD. 2006 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                   ----------

                               Given Imaging, Inc.
                           Oakbrook Technology Center
                         5555 Oakbrook Parkway, No. 355
                               Norcross, Ga 30093
                                 (770) 662-0870
     (Name, address, and telephone number, including area code, of agent for service)

                          Copies of communications to:

     Edward R. Neaher, Jr., Esq.                   Einat Weidberg, Adv.
          White & Case LLP                     Raved, Magriso, Benkel & Co.
     701 Thirteenth Street, N.W.                      Tel-Aviv 64928
       Washington, D.C. 20005                             Israel
        Tel: (202) 626-3600                     Tel: (011) 972-3-606-0260


                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                 Proposed maximum    Proposed maximum
Title of securities            Amount to be       offering price    aggregate offering      Amount of
to be registered             registered (1)(2)      per share             price          registration fee
--------------------------   -----------------   --------------   -------------------    ----------------
Ordinary Shares, par value
NIS 0.05 per share             2,500,000           $17.55(3)         $43,875,000            $4,694.63

(1) This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the Registrant's 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.
(2) Represents the registration of Ordinary Shares of Given Imaging Ltd. issuable pursuant under the Registrant's 2006 Equity Incentive Plan pursuant to the exercise of options that may be granted thereunder.
(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and (c) on the basis of the average of the high and low prices ($17.90 and $17.20) of an Ordinary Share as quoted on the Nasdaq National Market on May 31, 2006 with respect to ordinary shares reserved for issuance pursuant to options to be issued in the future.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information.*

ITEM 2. Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Registration Statement and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Given Imaging Ltd. (the "Company") are incorporated herein by reference:

     (i) The Company's annual report on Form 20-F for the year ended December 31, 2006 filed with the Commission on April 7, 2006.

     (ii) The description of the Company's ordinary shares contained in Item 1 of the Registration Statement on Form 8-A filed with the Commission on August 28, 2001.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Israeli Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of the duty of loyalty of the office holder. However, a company may approve an act performed in breach of the duty of loyalty of an office holder provided that the office holder acted in good faith, the act or its approval does not harm the company, and the office holder discloses the nature of his or her personal interest in the act and all material facts and documents a reasonable time before discussion of the approval. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for a breach of duty of care, subject to specified exceptions, but only if a provision authorizing such exculpation is inserted in its articles of association. The Company's articles of association include such a provision.

     An Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided a provision authorizing such indemnification is inserted in its articles of association. The Company's articles of association contain such an authorization. An undertaking by an Israeli company to indemnify an office holder must be limited to foreseeable liabilities and reasonable amounts determined by the board of directors. A company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

     o a financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement or arbitrator's award approved by court;

     o reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party, or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent; and

     o reasonable expenses, including attorneys' fees, incurred by the office holder in connection with an investigation or other proceeding by a governmental authority, if such proceeding did not result in an indictment of the office holder and a fine (as a substitute to a criminal proceeding) was not imposed on the office holder, or if such proceeding did not result in an indictment of the office holder and the office holder was requested to pay a fine for a crime that does not require proof of criminal intent.

     An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder:

     o a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

     o    a breach of duty of care to the company or to a third party; and

     o a financial liability imposed on the office holder in favor of a third party.

     An Israeli company may not indemnify, insure or exculpate an office holder against any of the following:

     o a breach of duty of loyalty, except for insurance and indemnification where the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

     o    a breach of duty of care committed intentionally or recklessly;

     o an act or omission committed with intent to derive illegal personal benefit; or

     o    a fine levied against the office holder.

     Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders must be approved by the Company's audit committee and board of directors and, in respect of the Company's directors, by its shareholders as well.

     The Company's articles of association allow it to exculpate, indemnify and insure the Company's office holders to the fullest extent permitted by the Israeli Companies Law. The Company's office holders are currently covered by a directors and officers' liability insurance policy. To date, no claims for directors and officers' liability insurance have been filed under this policy.

     The Company has entered into agreements with each of its office holders undertaking to exculpate, indemnify and insure them to the fullest extent permitted by law, including with respect to liabilities resulting from this offering. The Company may enter into additional agreements to indemnify or insure its directors and officers when circumstances change or when new directors and officers join the Company. This indemnification is limited to events and amounts determined as foreseeable by the board of directors, and the insurance is subject to the Company's discretion depending on its availability, effectiveness and cost. In the opinion of the U.S. Securities and Exchange Commission, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

ITEM 9. UNDERTAKINGS.

     The  undersigned Registrant, Given Imaging Ltd., hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act and each filing of each Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yoqneam, Israel on this 5th day of June, 2006.

                                                         GIVEN IMAGING LTD.


                                                         By: /s/ Nachum Shamir
                                                             -------------------
                                                             Nachum Shamir
                                                             President and Chief
                                                             Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nachum Shamir and Yuval Yanai, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          Name                              Title                       Date
--------------------------   -------------------------------------   ------------
                               President and Chief Executive
   /s/ Nachum Shamir         Officer (Principal Executive Officer)   June 5, 2006
 ---------------------        and United States Representative
      Nachum Shamir

                              Chief Financial Officer (Principal
    /s/ Yuval Yanai            Financial and Accounting Officer)     June 5, 2006
 ---------------------
       Yuval Yanai

   /s/ Doron Birger           Chairman of the Board of Directors     June 5, 2006
 ---------------------
      Doron Birger

   /s/ Gavriel Meron            Executive Vice Chairman of the       June 5, 2006
 ----------------------               Board of Directors
      Gavriel Meron

 /s/ James M. Cornelius                    Director                  June 5, 2006
 ----------------------
   James M. Cornelius

  /s/ Michael Grobstein                    Director                  June 5, 2006
 ----------------------
    Michael Grobstein

   /s/ Eyal Lifschitz                      Director                  June 5, 2006
 ----------------------
      Eyal Lifschitz

          Name                              Title                       Date
--------------------------   -------------------------------------   ------------
/s/ Prof. Anat Leowenstein                 Director                  June 5, 2006
 ----------------------
 Prof. Anat Leowenstein

     /s/ Chen Barir                        Director                  June 5, 2006
 ----------------------
       Chen Barir

                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
-----------   ------------------------------------------------------------------
4.1           Articles of Association of the Registrant, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form F-1
              (File No. 333-68142) filed with the Commission on August 22, 2001.

4.2           Specimen share certificate, incorporated by reference to
              Exhibit 4.1 of the Registration Statement on Form F-1
              (File No. 333-68142) filed with the Commission on August 22, 2001.

5.1 Opinion of Raved, Magriso, Benkel & Co., Israeli counsel to the Company as to the validity of the ordinary shares (including consent).

23.1 Consent of Somekh Chaikin, independent registered public accounting firm.

23.2 Consent of Raved, Magriso, Benkel & Co., Israeli counsel to the Registrant (included in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature page to this Registration Statement).

99.1          2006 Equity Incentive Plan.

                                                                    Exhibit 5.1


                 [Headed Paper of Raved, Magriso, Benkel & Co.]







June 1, 2006



Given Imaging Ltd.
2 Ha'Carmel Street
Yoqneam 20692
Israel



Ladies and Gentlemen:



RE: REGISTRATION STATEMENT ON FORM S-8

     We have acted as Israeli counsel to Given Imaging Ltd., an Israeli company (the "Company") in connection with the registration of 2,500,000 Ordinary Shares, par value NIS 0.05 per shares (the "Shares"), issuable pursuant to the Company's 2006 Equity Incentive Plan as described in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

     For the purpose of this opinion, we have reviewed the original, photocopied, facsimiled copies or electronically transmitted versions or otherwise identified to our satisfaction, of the following documents:

     (i)   the Registration Statement and related Prospectus;

     (ii)  a copy of the Company's 2006 Equity Incentive Plan;

     (iii) copies of the Company's Memorandum and Articles of Association currently in effect;

     (iv) a copy of the Minutes and Resolutions of Meeting No. 73 of the Board of Directors of the Company, held on April 17, 2006;

     (v) all other documents and matters provided to us by the Company which we have deemed as necessary or relevant as a basis for the opinions hereinafter expressed.

          In our examination we have assumed, without any investigation, the legal capacity of all natural persons, the existence of and authorization by all non-natural persons (other than the Company) and the authority of the individuals acting on their behalf, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted, facsimiled or electronically transmitted to us as copies and that such documents as examined by us are true, complete and correct, are in full force and effect and have not been amended, rescinded, supplemented or otherwise modified. As to various questions of fact relevant to the opinions expressed herein, we have relied exclusively upon and assumed the completeness and accuracy of, without any independent investigation or verification, the certificates of officers of the Company and public officials and others, assuming that there are no other records or facts that may be relevant to our opinions. With your permission, all other assumptions and statements of reliance as indicated herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated in this opinion, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          We do not opine as to the laws of any jurisdiction, including without limitation the laws of the state of New York and any private international law, other than the laws of the State of Israel as the same are in force on the date hereof, such opinions being based on current law, therefore there can be no assurance that the views expressed in such opinions will be accepted by the relevant administrative or judicial authorities. Our opinion shall be governed by and construed in accordance with the internal laws of the State of Israel, without giving effect to its rules of choice of laws.

          The opinions set forth herein as to the enforceability of any document are subject to any limitation of enforceability that may be imposed by applicable bankruptcy, insolvency, fraudulent conveyance, composition, reorganization, moratorium or other similar laws affecting creditor's rights and remedies generally and by the application by a court of equitable principles (regardless of whether such enforceability is considered in proceeding in equity or in law).

         Based upon and subject to the foregoing, we are of the opinion that insofar as Israeli law is concerned:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Israel.

2. The Company has duly authorized the 2006 Equity Incentive Plan, pursuant to which, the Company will at all times reserve and keep available a number of shares that shall be sufficient to satisfy the requirements of the plan, such shares, when issued and sold against payment therefor of the exercise price as described in the Registration Statement, will be legally issued, fully paid and non-assessable.

          This opinion is issued solely to you in connection with the Registration Statement. You may not rely on it for any other purpose, and no other person or entity may rely on it for any purpose. We assume no obligation to update this opinion or to advise you of any events, including change of law or fact, that occur subsequent to the date of this opinion.



                                           Very truly yours,

                                             /s/Raved, Magriso, Benkel & Co.
                                           ----------------------------------
                                             Raved, Magriso, Benkel & Co.

                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


The Board of Directors
Given Imaging Ltd.



We consent to the use of our report dated February 7, 2006 with respect to the consolidated balance sheets of Given Imaging Ltd. and its subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 2005, which report appears in the the Company's Annual Report on Form 20-F for the year ended December 31, 2005 incorporated herein by reference.

/s/ Somekh Chaikin

Somekh Chaikin
Certified Public Accountants (Israel)
Member Firm of KPMG International


Tel - Aviv, Israel
June 5, 2006

                                                                   Exhibit 99.1



                               GIVEN IMAGING LTD.
                           2006 EQUITY INCENTIVE PLAN

     This Given Imaging 2006 Equity Incentive Plan (hereinafter called the "Plan") was adopted by the Board of Directors of Given Imaging Ltd., an Israeli corporation (hereinafter called the "Company") on April 17, 2006. The Plan was approved by the Company's Shareholders on May 30, 2006, and the Plan became effective on May 30, 2006.

                                   ARTICLE 1

                                   PURPOSE

     The purpose of the Plan is to attract and retain the services of able persons as Employees, Consultants, and Non-Employee Directors of the Company and its Subsidiaries, and to provide such persons with a proprietary interest in the Company through the granting of Options, SARs, Restricted Stock, and RSUs, whether granted singly, or in combination, or in tandem, that will (a) increase the interest of such persons in the Company's success, and (b) furnish an incentive to such persons to continue their services for the Company and/or Subsidiary.

                                   ARTICLE 2

                                  DEFINITIONS

     For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     2.1 "3(i) Option" means an Option granted to an Israeli Participant under the terms of Section 3(i) of the Ordinance that does not qualify as a 102 Award.

     2.2 "102 Award" means an Option or other award granted to an Israeli Participant that is intended to qualify for special tax treatment under Section 102(b)(2) (the "Capital Track") or Section 102(b)(1) (the "Income Track") of the Ordinance.

     2.3 "102 Track Election" means the right of the Company to elect either the "Capital Track" under Section 102(b)(2) or the "Income Track" under Section 102(1) of the "Capital Track".

     2.4 "Award" means the grant hereunder of any 102 Award, 3(i) Option, Incentive Stock Option, Non-qualified Stock Option, SAR, Restricted Stock, or Restricted Stock Unit, whether granted singly, in combination or in tandem (each individually referred to herein as an "Award").

     2.5 "Award Agreement" means a written agreement between a Participant and the Company or any other written notice of an Award, which sets out the terms of the grant of an Award.

     2.6 "Award Period" means the period during which one or more Awards granted under an Award Agreement may be exercised or earned.

     2.7 "Board" means the Board of Directors of the Company.

     2.8 "Cause" shall mean (i) a material breach of a Participant's agreement or duty towards the Company or any Subsidiary, including the Participant not acting in good faith towards the Company or any Subsidiary, (ii) embezzlement of funds of the Company or its Subsidiaries or any act of fraud against the Company or it Subsidiaries, and (iii) any conduct (other than conduct in good faith) reasonably determined by the Committee to be materially detrimental to the Company or any Subsidiary. The Committee, in its sole discretion, shall determine if a Participant's termination or employment of cessation of services is for "Cause."

     2.9 "Change of Control" shall mean the occurrence of an event described in paragraph (a), (b), or (c) below:

          (a) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the then outstanding Shares; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a change of control:

               (i) Any acquisition directly from the Company;

               (ii) Any acquisition by the Company or by any affiliate (as defined in Rule 405 under the Securities Act) of the Company as of the date hereof;

               (iii) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

               (iv) Any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (b) below.

          (b) Approval by the shareholders of the Company (or the Board, if the Board's approval is sufficient for consummating the transaction) of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless, following such Business Combination:

               (i) All or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the assets of the Company either directly or through one or more Subsidiaries); and

               (ii) No Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of the then outstanding voting securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the assets of the Company either directly or through one or more subsidiaries) except to the extent that such ownership existed prior to the Business Combination.

          (c) Notwithstanding paragraphs (a) or (b) above, with respect to Restricted Stock Units granted to Participants who are subject to U.S. income taxes, a change of control shall mean a "change of control" as defined in
Section 409A of the Code.

     2.10 "Code" means the U.S. Internal Revenue Code of 1986, as amended, together with the published rulings, regulations, and interpretations duly promulgated thereunder.

     2.11 "Committee" means the Compensation and Nominating Committee of the Board or such other Committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

     2.12 "Company" means Given Imaging Ltd., an Israeli corporation, and any successor entity.

     2.13 "Consultant" means each individual who performs services for the Company and/or any Subsidiary, and who is not an Employee or a Non-Employee Director.

     2.14 "Covered Participant" means a Participant who is a "covered employee" as defined in Section 162(m)(3) of the Code, and the regulations promulgated thereunder, and any individual the Committee determines should be treated as such a covered employee.

     2.15 "Date of Grant" means "date of grant" as determined under Financial Accounting Standards 123R, as amended and interpreted from time to time.

     2.16 "Employee" means each individual who performs services for the Company and/or any Subsidiary, and who is determined to be an employee of the Company and/or such Subsidiary by the Committee, provided however that for the purposes of any grants pursuant to Section 102 of the Ordinance, "Employee" shall mean employee or an officer of the Company and/or any Subsidiary, but excluding a Controlling Person, as such term is defined under Section 102 of the Ordinance (as such definition may change from time to time).

     2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.18 "Exercise Date" means the date specified in the Participant's Exercise Notice, on which the Participant seeks to exercise an Option or SAR.

     2.19 "Exercise Notice" means the written notice from the Participant to the Company notifying the Company that the Participant seeks to exercise an Option or SAR. The Exercise Notice shall set forth the number of Shares with respect to which the Stock Option or SAR is to be exercised, the Exercise Date, and such other terms as determined by the Committee in its sole discretion.

     2.20 "Fair Market Value" of a Share means the closing price of a Share on an applicable date as quoted on any over-the-counter market or national securities exchange on which the Shares are then listed, or in the absence of a reported closing price for such date, the closing price on the next following day for which a closing sale is reported. In the event Shares are not quoted on a recognized over-the-counter market or stock exchange, Fair Market Value of a Share shall be the price per Share at which the Company last issued any of its Shares to a non-affiliated investor. Notwithstanding the preceding provision to the contrary, solely with respect to Shares granted pursuant to an ISO under this Plan, Fair Market Value shall be determined in accordance with Section 422(c)(7) of the Code.

     2.21 "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

     2.22 "Non-Employee Director" means a member of the Board who is not an Employee.

     2.23 "Non-qualified Stock Option" or "NQSO" means a stock option, granted pursuant to this Plan that is not intended to comply with the requirements set forth in Section 422 of the Code.

     2.24 "Option" means either an 3(i) Option, 102 Option, ISO or NQSO.

     2.25 "Option Price" means the price which must be paid by a Participant upon exercise of an Option to purchase a Share.

     2.26 "Ordinance" means the Israeli Tax Ordinance (New Version) 5721-1961 and applicable Income Tax Rules (Tax Benefits in Shares Issuances to Employees) 5763, 2003.

     2.27 "Participant" means an Employee, Consultant, or Non-Employee Director to whom an Award is granted under this Plan.

     2.28 "Performance Goal" means the performance goals or objectives established by the Committee as a condition precedent to the vesting of an Award. The Performance Goals related to a Covered Participant are listed in
Article 10 of this Plan. The Performance Goals related to a Participant who is not a Covered Participant shall be determined by the Committee in its sole discretion.

     2.29 "Performance Period" means the time period designated by the Committee during which Performance Goals must be met.

     2.30 "Person" means an individual, entity or group (within the meaning of Section I3(d)(3) or 14(d)(2) of the Exchange Act).

     2.31 "Plan" means this Given Imaging Ltd. 2006 Equity Incentive Plan, as amended from time to time.

     2.32 "Restricted Stock" means Shares issued or transferred to a Participant pursuant to Section 6.5 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

     2.33 "Restricted Stock Unit" means a unit denominating a Share that gives the right to receive a payment in cash and/or Shares, and which is subject to restrictions, as described under Section 6.5 of the Plan.

     2.34 "SAR" or "Stock Appreciation Right" means the right to receive a payment, in cash and/or Share, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the SAR Price for such Shares.

     2.35 "SAR Price" means the Fair Market Value of each Share covered by a SAR, determined by the Committee on the Date of Grant of the SAR.

     2.36 "SEC" means the U.S. Securities and Exchange Commission.

     2.37 "Securities Act" means the Securities Act of 1933, as amended.

     2.38 "Shares" means the Company's Ordinary Shares (nominal value NIS 0.05 per Share), which the Company is currently authorized to issue or may in the future be authorized to issue.

     2.39 "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and
(iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies. Notwithstanding the above, with respect to a 102 Award, the term "Subsidiary" means any corporation (other than the Company) that is considered to be an "employer company" under Section 102 of the Ordinance.

                                   ARTICLE 3

                                 ADMINISTRATION

     3.1 The Committee shall administer the Plan unless otherwise determined by the Board. The Committee shall consist of at least two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     3.2 A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

     3.3 Subject to the provisions of applicable law, the Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, including, but not limited to, any rights of the Committee to cancel or rescind any such Award.

     3.4 The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan, including but not limited to, creating sub-plans, and (iv) make a 102 Track Election from time to time. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

     3.5 With respect to restrictions in the Plan that are based on the requirements of Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, the provisions of the Ordinance, including regarding 102 Awards or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

     3.6 The Board shall have residual authority to administer any issue or matter related to this Plan, and may also affect any authority granted to the Committee hereunder.

                                   ARTICLE 4

                                  ELIGIBILITY

     The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant, or Non-Employee Director. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, different Awards need not contain similar provisions. The Committee's determinations under the Plan (including without limitation the determination of the individual who is to receive an Award, the form, amount and timing of such Award, and the terms and provisions of such Award and the agreements evidencing the same) need not be uniform and may be made by it selectively among Employees, Consultants, or Non-Employee Directors who receive, or are eligible to receive, Awards under the Plan.

                                   ARTICLE 5

                             SHARES SUBJECT TO PLAN

     5.1 Total Shares Available. Subject to adjustment as provided in Articles 13 and 14, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 2,500,000.

     5.2 Source of Shares. Shares to be issued may be made available from authorized but unissued Shares, Shares held by the Company in its treasury, or Shares purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of Shares that shall be sufficient to satisfy the requirements of this Plan.

     5.3 Restoration and Retention of Shares. If any Shares subject to an Award shall not be issued or transferred to a Participant and shall cease to be issuable or transferable to a Participant because of the forfeiture, termination, expiration or cancellation, in whole or in part, of such Award or for any other reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company because of the Participant's failure to comply with the terms and conditions of an Award or for any other reason, the Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the limitation provided for in
Section 5.1 and may be used thereafter for additional Awards under the Plan. To the extent an Award under the Plan is settled or paid in cash, Shares subject to such Award will not be considered to have been issued and will not be applied against the maximum number of Shares provided for in Section 5.1. If an Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares. To the extent an Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance or transfer pursuant to such Award will again be deemed available for issuance or transfer under the Plan, and the maximum number of Shares that may be issued or transferred under the Plan shall be reduced only by the number of Shares actually issued and transferred to the Participant. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

                                   ARTICLE 6

                                GRANT OF AWARDS

     6.1 Award Agreement. The grant of an Award shall be authorized by the Committee and may be evidenced by an Award Agreement setting forth the term of the Award, including the total number of Shares subject to the Award, the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and Performance Goals, as are approved by the Committee, but not inconsistent with the Plan. The Company may execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within 10 years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

     6.2 Limitations on Awards. The Plan is subject to the following limitations:

          (a) Options. The Option Price of Options cannot be less than 100% of the Fair Market Value of a Share on the Date of Grant of the Option.

          (b) SARs. The SAR Price of a SAR cannot be less than 100% of the Fair Market Value of a Share on the Date of Grant of the SAR.

          (c) Calendar Year Share Limit. In the event the Company is subject to
Section 162(m) of the Code, no Participant may receive during any calendar year Awards that are to be settled in Shares covering an aggregate of more than 1,000,000 Shares.

          (d) Calendar Year Cash Limit. In the event the Company is subject to
Section 162(m) of the Code, no Participant may receive during any calendar year Awards that are to be settled in cash covering an aggregate of more than $4,000,000.

          (e) Term. The term of Awards may not exceed 10 years.

     6.3 Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or any authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to Shares, notwithstanding the exercise of any Award. Furthermore, no adjustment will be made for a dividend or other rights for which the record date is prior to the date Shares are issued. Notwithstanding the above, a Participant awarded Restricted Stock shall have the right to vote and receive dividends with respect to such Shares.

     6.4 Options.

          (a) In General. The Committee may grant Options under the Plan. ISOs may be granted only to Employees. NQSOs may be granted to Employees, Consultants, and Non-Employee Directors. Section 102 Options may be granted only to Israeli Participants who are Employees. Any Option granted to a Nosei Misra shall be authorized and implemented only in accordance with the provisions of the Israeli Companies Law. Section 3(i) Options may be granted to Employees, Non-Employee Directors, and Consultants. With respect to each Option, the Committee shall determine the number of Shares subject to the Option, the exercise price, the term of the Option, the time or times at which the Option may be exercised and whether the Option is an 3(i) Option, 102 Options, ISO, or a NQSO.

          (b) Vesting. Subject to Article 14 of the Plan, Options shall vest upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service,
(ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

          (c) Special Rule for ISOs. If the aggregate Fair Market Value of Shares (determined as of the Date of Grant) underlying ISOs that first become exercisable during any calendar year exceeds $100,000, the portion of the Option or Options not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option or Options will be treated as a NQSO's. The preceding sentence will be applied by taking Options into account in the order in which they were granted.

     6.5 Restricted Stock/Restricted Stock Units. If Restricted Stock and/or Restricted Stock Units are granted to a Participant under an Award, the Committee shall establish: (i) the number of Shares of Restricted Stock and/or the number of Restricted Stock Units awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and/or Restricted Stock Units,
(iii) the time or times within which such Award may be subject to forfeiture,
(iv) Performance

Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, if any, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock and/or Restricted Stock Units, which shall be consistent with this Plan. The provisions of Restricted Stock and/or Restricted Stock Units need not be the same with respect to each Participant.

          (a) Legend on Shares. Each Participant who is awarded Restricted Stock shall be issued the number of Shares specified in the Award Agreement for such Restricted Stock, and such Shares shall be recorded in the Share transfer records of the Company and ownership of such Shares shall be evidenced by a certificate or book entry notation in the Share transfer records of the Company. Such Shares shall be registered in the name of the Participant, and shall bear or be subject to an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Committee may require that the Share certificates or other evidence of ownership of the Shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a share power or share powers, endorsed in blank, relating to the Shares of Restricted Stock.

          (b) Restrictions and Conditions. Shares of Restricted Stock and Restricted Stock Units shall be subject to the following restrictions and conditions:

               (i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign Shares of Restricted Stock and/or Restricted Stock Units.

               (ii) Except as provided in subparagraph (i) above and subject to the terms of a Participant's Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends thereon. Certificates or evidence of ownership of Shares free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Shares. Certificates for the Shares forfeited under the provisions of the Plan shall be promptly returned to the Company by the forfeiting Participant. Each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any Shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer.

               (iii) The Restriction Period of Restricted Stock and/or Restricted Stock Units shall commence on the Date of Grant and, subject to
Article 14 of the Plan, shall expire upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on
(i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

     6.6 SARs.

          (a) In General. A SAR shall entitle the Participant to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefore cash or Shares in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of an SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.

          (b) Vesting. Subject to Article 14 of the Plan, SARs shall vest upon satisfaction of the conditions set forth in the Award Agreement; such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other Performance Goals, as may be determined by the Committee in its sole discretion.

     6.7 Special Rules for 102 Awards. 102 Awards granted to Participants and/or any Shares issued upon the exercise of such 102 Awards shall be issued to a trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 of the Ordinance (the "Trustee") and held together with any Shares issued upon exercise of such 102 Awards for the benefit of the Participants for the minimum period required by applicable law without disqualifying such 102 Awards from treatment under Section 102 of the Ordinance. The Trustee will hold such 102 Awards or Shares resulting from the exercise thereof in accordance with the provisions of the Ordinance and the rules promulgated thereunder, the trust agreement and any other instructions the Committee may issue to him or her from time to time (so long as they do not contradict the Ordinance and the rules promulgated thereunder). The Trustee will transfer the 102 Awards or the Shares issued upon exercise of such 102 Awards, as the case may be, to the Participant upon his or her demand, provided, that the Trustee shall not release any 102 Awards which were not already exercised into Shares by the Participant or release any Shares issued upon exercise of such Options prior to the full payment of the withholding tax arising from such Options which were granted to him and/or any Shares issued upon exercise of such Options. The Participant may be required to execute a form of undertakings or waivers in favor of such Trustee in a customary form, as a condition for the grant of any Award. Subject to the provisions of Section 102 of the Ordinance (including the regulations promulgated thereunder), the Committee shall determine and approve the terms of engagement of the Trustee, and shall be authorized, subject to the provisions of applicable law, to designate from time to time a new Trustee and replace either of them at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Options and Shares held by such Trustee at such time to its successor.

     If a Participant exercises any Award or sells or releases any underlying Shares during the holding period mandated by Section 102 of the Ordinance, the sanctions under Section 102 of the Ordinance, and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant.

                                   ARTICLE 7

                              AWARD PERIOD; VESTING

     7.1 In General. Unless otherwise provided for in the Award Agreement, or otherwise determined by the Committee in its sole discretion, Awards shall vest as follows:

          (a) Initial Grant. With respect to the first Award granted to a Participant under the Plan, in the event that the Participant has not previously been granted options to purchase Shares of the Company under any other plan or sub-plan of the Company, 50% of the Award shall vest on the second anniversary of the Date of Grant, 25% of the Award shall vest on the third anniversary of the Date of Grant, and 25% of the Award shall vest on the fourth anniversary of the Date of Grant; provided, however, that the Participant is providing services to the Company and/or Subsidiary on each such anniversary date; and provided further, that, the vesting shall not commence prior to the date the Participant provides services to the Company and/or Subsidiary.

          (b) Subsequent Grant. With respect to subsequent Awards granted to a Participant under the Plan or with respect to Awards made to a Participant that has previously been granted options to purchase Shares of the Company under any other plan or sub-plan of the Company, 25% of the Award shall vest on each anniversary of the Date of Grant; provided, however, that the Participant is providing services to the Company and/or Subsidiary on each such anniversary date.

     7.2 Specific Powers of Committee. The Committee, in its sole discretion, may determine that an Award will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Award may be exercised.

                                   ARTICLE 8

                             TERMINATION OF SERVICE

     8.1 In General. If a Participant's employment or service as a Consultant or Non-Employee Director with the Company is terminated (other than for Cause, or by reason of death or disability), then the portion of the Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of the Award that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 180th day following the date of such Participant's termination.

     8.2 Special Provision Regarding Non-Employee Directors. In the event that the service of any Non-Employee Director who has served for five years or more on the Board of Directors is terminated or discontinued for any reason other than cause, all unvested Awards held by such director shall automatically vest and become exercisable immediately prior to such termination or discontinuance. If such termination of service is due to applicable statutory requirements, death, disability or other forced cessation of service, such vested Awards may be exercised until the expiration date of the Award. In all other circumstances, all vested Awards must be exercised within the 180-day period following termination or discontinuance of service as set forth in Section 8.1 above.

     8.3 Death; Disability; Retirement. If a Participant's employment or service as a Consultant or Non-Employee Director with the Company is terminated by reason of death, disability or retirement (as determined by the Committee in its sole discretion), then the portion of the Award that is not vested as of the date of such termination shall automatically lapse and be forfeited. The portion, if any, of the Award that is vested as of the date of such termination shall automatically lapse and be forfeited at the close of business on the 12-month anniversary of the date of such Participant's termination.

     8.4 Termination for Cause. If a Participant's employment or service as a Consultant or Non-Employee Director is terminated by the Company for Cause, the Participant's entire Award, whether vested or unvested, shall automatically lapse and be forfeited on the date of such termination, or the date of termination notice to Participant, which ever is earlier.

                                   ARTICLE 9

                                EXERCISE OF AWARD

     9.1 In General.

          (a) A vested Award may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

          (b) In no event may an Award be exercised or Shares to be issued pursuant to an Award if a necessary listing or quotation of the Shares on a stock exchange or inter-dealer quotation system or any registration under any laws required under the circumstances has not been accomplished. No Award may be exercised for a fractional Share.

     9.2 Stock Options.

          (a) Subject to such administrative regulations as the Committee may from time to time adopt, an Option may be exercised by the delivery of the Exercise Notice to the Company, in such form and method as may be determined by the Company and, when applicable, the Trustee, which exercise shall be effective upon receipt of such notice by the Company at its principal office and the applicable payment of the exercise price of the exercised options, as described herein. The notice shall specify the number of Shares with respect to which the Option is being exercised. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the Shares to be purchased. The acceptable form(s) of consideration for the total Option Price shall be specified in the Award Agreement. Such consideration may include the following: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Shares owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Shares purchased upon exercise of the Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (d) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell all of the Shares purchased upon exercise of the Option and promptly deliver to the Company the amount of sale proceeds necessary to pay such purchase price, (e) a cashless exercise mechanism approved by the Company in compliance with Section 402 of the Sarbanes Oxley Act, and/or (e) in any other form of valid consideration that is acceptable to the Company in its sole discretion.

          (b) Upon payment of all amounts due from the Participant, the Company shall cause Shares then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an ISO, the Company may at its option retain possession of the Shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1)of the Code. The obligation of the Company to deliver Shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Option or the Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          (c) If the Participant fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Shares may be terminated by the Company.

          (d) Options granted under the Option Plan shall not be transferable by Participant other than by will or laws of descent and distribution and during a Participants' lifetime shall be exercisable only by that Participant.

     9.3 SARs. Subject to the conditions of this Section and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by fax) of the Exercise Notice to the Company . On the Exercise Date, the Participant shall receive from the Company in exchange therefore cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per Share over the SAR Price per Share specified in such SAR, multiplied by the total number of Shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of Shares having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional Shares, or the Company may settle such obligation in part with Shares and in part with cash.

     9.4 Tax Payment Election. Subject to the approval of the Committee, and to any rules and limitations as the Committee may adopt, a person exercising an Award may make the payment of the amount of any taxes required to be collected or withheld by the Company in connection with such exercise in whole or in part by electing, at or before the time of exercise, either (i) to have the Company withhold from the number of Shares otherwise deliverable a number of Shares whose value equals the amount of the applicable supplemental wage withholding required plus any required state, local or employment tax withholdings, (ii) to deliver certificates for other Shares owned by the person exercising the Award, endorsed in blank with appropriate signature guarantee, having a value equal to the amount otherwise to be collected or withheld, or (iii) in the event of an exercise immediately followed by a sale of the underlying Shares, to have the broker executing such transaction deduct the required tax from the sale proceeds and transfer it to the Company.

                                   ARTICLE 10

                               SPECIAL PROVISIONS
                       APPLICABLE TO COVERED PARTICIPANTS

     Awards subject to Performance Goals paid to Covered Participants under this Plan shall be governed by the conditions of this Article 10 in addition to the requirements of Article 6, above. Should conditions set forth under this Article 10 conflict with the requirements of Article 6, the conditions of this Article 10 shall prevail.

     10.1 Establishment of Performance Goals. All Performance Goals, relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under
Section 162(m) of the Code. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance.

     10.2 Performance Goals. The Committee shall establish the Performance Goals relating to Covered Participants for a Performance Period in writing. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

          (a) Increased revenue;

          (b) Net income measures (including but not limited to income after capital costs and income before or after taxes);

          (c) Stock price measures (including but not limited to growth measures and total stockholder return);

          (d) Market Share;

          (e) Earnings per Share (actual or targeted growth);

          (f) Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

          (g) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);

          (h) Operating measures (including but not limited to operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency); and

          (i) Expense measures (including but not limited to cost-per-barrel, overhead cost and general and administrative expense).

     10.3 Compliance with Section 162(m). The Performance Goals must be objective and must satisfy third party "objectivity" standards under Section 162(m) of the Code, and the regulations promulgated thereunder. In interpreting Plan provisions relating to Awards subject to Performance Goals paid to Covered Participants, it is the intent of the Plan to conform with the standards of
Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions.

     10.4 Adjustments. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting principles,
(iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, reduce the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, or for any other purpose, provided that such adjustment is permitted by Section 162(m) of the Code.

     10.5 Discretionary Adjustments. The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

     10.6 Certification. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are applicable to such Covered Participant. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Goals relating to the Award are satisfied. Approved minutes of the Committee may be used for this purpose.

     10.7 Other Considerations. All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purpose of this Article 10.

                                   ARTICLE 11

                           AMENDMENT OR DISCONTINUANCE

     11.1 In General. Subject to the limitations set forth in this Article 11, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval under the rules of any over-the-counter market or national securities exchange on which Shares are listed (or in order for the Plan and Awards awarded under the Plan to comply with Section 422 or Section 162(m) of the Code, including any successors to such Sections), shall be effective unless such amendment shall be approved by the requisite vote of the shareholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Award theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Award outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto.

     11.2 Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted; provided that, unless required by law, no action contemplated or permitted by this
Article 11 shall adversely effect (as reasonably determined by the Committee) any rights of Participants or obligations of the Company to Participants with respect to any Award theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 12

                             EFFECTIVE DATE AND TERM

     The Plan shall be effective as of May 30, 2006. Subject to earlier termination pursuant to Article 11, the Plan shall have a term of 10 years from its effective date and will terminate on May 30, 2016. After termination of the Plan, no future Awards may be made. However, any Awards granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 13

                              CAPITAL ADJUSTMENTS

     13.1 In General. If at any time while the Plan is in effect, or Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of Shares, or (3) other increase or decrease in such Shares effected without receipt of consideration by the Company, then:

          (a) An appropriate adjustment shall be made in the maximum number of Shares then subject to being awarded under the Plan and in the maximum number of Shares that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so awarded.

          (b) Appropriate adjustments shall be made in the number of Shares and the Option Price thereof then subject to purchase pursuant to each such Option previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate Option Price.

          (c) Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the extent that the same proportion of the Company's issued and outstanding Shares in each instance shall remain subject to exercise at the same aggregate SAR Price.

          (d) Appropriate adjustments shall be made in the number of outstanding Shares of Restricted Stock and the number of Restricted Stock Units with respect to which restrictions have not yet lapsed prior to any such change.

     13.2 Issuance of Shares or Other Convertible Securities. Except as otherwise expressly provided herein, the issuance by the Company of Shares of any class, or securities convertible into Shares of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of Shares then subject to outstanding Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, (iii) the number of outstanding Shares of Restricted Stock, or (iv) the number of outstanding Restricted Stock Units.

     13.3 Notification. Upon the occurrence of each event requiring an adjustment with respect to any Award, the Company shall notify each affected Participant its computation of such adjustment, which shall be conclusive and shall be binding upon each such Participant.

                                   ARTICLE 14

          RECAPITALIZATION, MERGER AND CONSOLIDATION; CHANGE OF CONTROL

     14.1 Adjustments, Recapitalizations, Reorganizations, or Other Adjustments. The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Shares or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     14.2 Acquiring Entity. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or Share exchange, any Award granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a Participant would have been entitled.

     14.3 Acquired Entity. In the event of any merger, consolidation or Share exchange pursuant to which the Company is not the surviving or resulting corporation, the Committee, without the consent of any Participant, shall have the sole discretion to determine the treatment of any outstanding Awards under this Plan. For purposes of clarity, the Committee's determination under this
Section 14.3 shall not be an amendment to an Award subject to Section 11.2. Notwithstanding the above, in the event the successor corporation does not agree to assume an Award, any unvested portion of such Award shall become fully vested and exercisable as of the date 10 days prior to the effective date of the transaction, provided, however, that a Participant has been employed or providing services to the Company at least one year prior to such date.

     14.4 Change of Control. In the event of a Change of Control, notwithstanding any other provision in this Plan to the contrary, if a Participant is terminated by the Company without Cause, in anticipation of, or within twelve months following, a Change of Control, any of the Participant's Awards that are scheduled to vest within two years following the Change of Control, shall thereupon automatically be accelerated and exercisable in full and all Restriction Periods applicable to Awards of Restricted Stock and/or Restricted Stock Units shall automatically expire. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

                                   ARTICLE 15

                           LIQUIDATION OR DISSOLUTION

     In case the Company sells all or substantially all of its property, or dissolves, liquidates, or winds up its affairs (each, a "Dissolution Event"), the Participant shall receive, to the extent the Participant is vested in an Award, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each Share of the Company.

                                   ARTICLE 16

                        ADDITIONAL AUTHORITY OF COMMITTEE

     In addition to the Committee's authority set forth elsewhere, in order to maintain a Participant's rights in the event of any Change of Control or Dissolution Event described under Articles 14 and 15, the Committee, as constituted before the Change of Control or Dissolution Event, is hereby authorized, and has sole discretion, as to any Award, either at the time the Award is made hereunder or any time thereafter, to take any one or more of the following actions:

          (a) provide for the acceleration of any time periods relating to the vesting, exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date fixed by the Committee;

          (b) provide for the purchase of any Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of the Award or realization of the Participant's rights in the Award had the Award been currently exercisable or payable;

          (c) adjust any outstanding Award as the Committee deems appropriate to reflect the Change of Control or Dissolution Event; or

          (d) cause any outstanding Award to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after a Change of Control or successor following a Dissolution Event.

          (e) The Committee may in its discretion include other provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

                                   ARTICLE 17

                            MISCELLANEOUS PROVISIONS

     17.1 Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Code Section 409A and related regulations and U.S. Treasury pronouncements ("Section 409A"), that Plan provision or Award may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant's rights to an Award.

     17.2 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Awards granted or the Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

     17.3 No Right to Continued Employment. Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

     17.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations the Committee shall determine, to grant Awards or to cancel, modify or waive rights with respect to, or to amend, suspend, or terminate Awards.

     17.5 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

     17.6 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

     17.7 Compliance with Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which Shares are quoted or traded (including without limitation Section 162(m) of the Code), and, as a condition of any sale or issuance of Shares under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell and deliver Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

     17.8 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     17.9 Tax Requirements, Withholding.

          (a) In General. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes with respect to an Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Award or under the Plan, and to take any other action necessary in the opinion of the Company to satisfy all obligations for the payment of the taxes. Such payments shall be required to be made prior to the delivery of any Shares. Such payment may be made in cash, by check, or through the delivery of Shares owned by the Participant (which may be effected by the actual delivery of Shares by the Participant or by the Company's withholding a number of Shares to be issued upon the exercise of a Share, if applicable), or any combination thereof.

          (b) 102 Awards. With respect to 102 Awards, the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. The Board, the Committee and/or the Trustee shall not be required to release any Share certificate, issued upon exercise of the 102 Awards to a Participant until all required payments have been fully made.

     17.10 Assignability. Awards may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Award shall so provide.

     17.11 No Trust or Fund Created. Except for 102 Awards or as otherwise required under applicable law, neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     17.12 Use of Proceeds. Proceeds from the sale of Shares pursuant to Awards granted under this Plan shall constitute general funds of the Company.

     17.13 Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of Israel without giving effect to its choice of law provisions.

     17.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     17.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     17.16 Construction. Use of the term "including" in this Plan shall be construed to mean "including but not limited to."